                                                                    EXHIBIT 10.1



                           SECURED PARTY BILL OF SALE

     A. SALE OF ASSETS. Fleet National Bank, a banking association organized and existing under the laws of the United States of America, with a usual place of business at 777 Main Street, Hartford, Connecticut (hereinafter called "SELLER"), in consideration of certain sums as set forth herein paid by UniMark Foods, Inc., a Texas corporation with its principal place of business at UniMark House, Argyle, Texas (hereinafter called the "BUYER"), does hereby grant, sell, assign and deliver unto the Buyer any and all of the right, title and interest of Fruit Salad, Inc. (the "DEBTOR") in and to certain assets of the Debtor as follows:

         1. Any and all of the Debtor's equipment (as that term is defined in Chapter 106, Article 9 of the General Laws of the Commonwealth of
Massachusetts), excluding any motor vehicles, owned or used by the Debtor (the "EQUIPMENT");

         2. Any and all of the Debtor's names, trademarks, trade names, trade styles, and the goodwill associated therewith, any and all customer lists, and any and all unfulfilled purchase orders and other agreements of the Debtor to sell goods and merchandise as to which payment has not been earned by the Debtor through performance (collectively, the "INTANGIBLE ASSETS") ;

         3. Any and all of the Debtor's inventory as that term is defined in Chapter 106, Article 9 of the General Laws of the Commonwealth of Massachusetts (the "INVENTORY"); and

         4. Those certain motor vehicles owned by the Debtor, as which ownership is identified by the attached certificates of title (the "VEHICLES").

     B. PURCHASE PRICE. The total purchase price for the Equipment, the Vehicles and the Intangible Assets is $1,776,000.00 and the total purchase price for the Inventory is the actual cost value of the Debtor's usable inventory. The Seller acknowledges receipt of $ 2,076,000.00.

     C. SELLER'S REPRESENTATIONS. The Seller represents as follows:

         1. that, subject only to (a) claims arising under the Perishable Agricultural Commodities Act ("PACA"), (b) any purchase money security interest in any items of Equipment as to which Uniform Commercial Code ("UCC") financing statements have been filed, (c) the interest of the Lessor of any Equipment and
(d) security interests as to which perfection is obtained other than pursuant to the UCC, it is the holder of a valid and perfected first lien security interest in and to the Equipment, the Intangible Assets, the Inventory and the Vehicles (collectively, the "ASSETS") pursuant to a Loan and Security Agreement between the Debtor and Shawmut Bank, N.A. dated December 16, 1994 (the "SECURITY AGREEMENT");

         2. that the Debtor is in default of its obligations to the Seller and that the Seller has, therefore, the right to grant, sell, assign and deliver the Assets to the Buyer under the terms of the Security Agreement and under applicable law;

         3. that the grant, sale, assignment, delivery and transfer set forth herein will result in the transfer of all rights that the Debtor may have in the Assets to the Buyer and the extinguishment of the security interest of the Seller, and of all other liens and security interests in the Assets junior to the lien of the Seller;

         4. that the Seller has complied with all applicable laws relating to the sale of the Assets, including, but not limited to, the terms of the Security Agreement and the requirements of Section 9-504 of Chapter 106 of the General Laws of the Commonwealth of Massachusetts, that the method, manner, time, place and terms of the sale are commercially reasonable and that it has afforded reasonable notification of the sale contemplated herein to the Debtor and all parties entitled to such notification, or that such parties have executed a post-default renunciation of such rights to notification as they may have.

         5. This Secured Party Bill of Sale is a valid and legally binding obligation, enforceable in accordance with its terms. The execution, delivery and performance of this Secured Party Bill Of Sale has been duly authorized by and will not violate any applicable federal or state law, any order of any court of government agency.

     D. EXCLUSION OF WARRANTIES. The Equipment is in a used condition, having been repossessed by the Seller in the exercise of its rights under the Security Agreement. The Seller is neither a manufacturer nor distributor of, nor dealer or merchant in, the Equipment of the Inventory.

     Except as hereinbefore provided, in connection with this sale, SELLER MAKES NO WARRANTIES OR REPRESENTATIONS OF ANY KIND, EXPRESS, IMPLIED OR OTHERWISE, AS TO THE EXISTENCE OR EXTENT OF THE ITEMS HEREIN SOLD, THE VALIDITY OF THE TITLE OF THE DEBTOR TO ANY OF SAID ITEMS OR THAT ANY OF THE PROPERTY IS MERCHANTABLE OR FIT FOR ANY PARTICULAR PURPOSE. This sale is being made AS IS, WHERE IS, WHAT IS. Seller makes no representations or warranties as to the quality or quantity of the assets being conveyed thereunder. Buyer acknowledges that it has made a full inspection of the items purchased.

     E. OTHER PROVISIONS. This is a final and exclusive expression of the agreement of the Seller and the Buyer, and no course of the dealing or usage of trade or course of performance shall be relevant to explain or supplement any terms expressed in this Agreement. The Seller hereby agrees that it shall perform all acts and execute all other documents as may be reasonably necessary to more fully effectuate the transfer to the Buyer of title to all of the items constituting constituent parts of the Assets and the transactions set forth herein.

     F. SELLER'S COVENANTS. The Seller covenants and agrees that Seller will pay and discharge any and all liens that cover any of the Assets, including any statutory trust claims arising under PACA, the UCC or any other state or federal statute, that are not extinguished as a result of the sale of the Assets by Seller pursuant to this Secured Party Bill of Sale, except for those certain liens identified on Schedule F attached hereto, and except for the interest of Lessor's of any of the Equipment. Seller agrees to indemnify and hold Buyer harmless from any and all claims, losses and liabilities resulting from the breach of any representation, warranty or covenant by made by seller herein.

     Buyer hereby accepts and agrees to all of the terms contained in the above Secured Party Bill of Sale. The parties acknowledge and agree that Buyer assumes no liabilities or obligations of Debtor of any nature whatsoever.

     IN WITNESS WHEREOF, the said Fleet National Bank and the said UniMark Foods, Inc. have hereunto caused this document to be executed on August 9, 1996.


                                        FLEET NATIONAL BANK
                                        (Seller)


                                        By:__________________________________
                                           Cynthia G. Stannard, Vice President


                                        UNIMARK FOODS, INC.
                                        (Buyer)


                                        By:__________________________________
                                           Jorn Budde, President